UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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General Electric Company
(Name of Registrant as Specified In Its Charter)

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Commencing on or after March 24, 2016, General Electric Company sent the following communication to certain shareowners.

GE’S 2016 PROXY – 10 ITEMS NOT TO MISS

Board/Governance

1.	Significant Board refreshment (3 new directors & 3 retiring directors in 2016) & new director term limit policy – see “How We Think About Board Refreshment” (p. 2) & “How We Refresh the Board” (p. 17)
●	For 2016, 3 new directors & 3 retiring directors … adopted new 15-year term limit policy for independent directors in September 2015
●	Over the last 5 years, 8 new directors & 8 retiring directors … resulting in 57% Board refreshment since 2011

2.	Expanded disclosure to provide glimpse inside GE Boardroom – see “Board Rhythm,” “A Typical GE Board Meeting” & the “Recent Focus Areas” call-out boxes for the full Board/committees (p. 4) as well as “An Active & Engaged Board” & “Independent Board Leadership” (p. 1)
●	Annual Board rhythm
●	A typical Board meeting schedule
●	Recent Board & committee focus areas

3.	Realigned Board committees to reflect changes in GE’s strategy – see “Committee Changes Reflect Strategic Shift” (p. 20)
●	Expansion of Technology & Industrial Risk Committee (formerly the Science & Technology Committee) reflects our increased investment in software/analytics with the launch of GE Digital
●	GE Capital Committee (formerly the Risk Committee) refocused specifically on risks from our remaining financial services businesses, consistent with the GE Capital exit plan

Executive/Director Compensation

4.	GE outperformed, but bonus pool funded at only “near target” levels – see “CEO Compensation Aligns With Performance” (p. 33) & “How Our Incentive Compensation Plans Paid Out in 2015” (p. 30)
●	GE had one of the best performance years in its history:
	○	GE’s 1-, 3- and 5-year TSR outperformance versus the S&P 500 and Industrial Select Sector Index
	○	Our unprecedented portfolio changes (launch and substantial execution of the $200 billion GE Capital exit plan, $20 billion split-off of Synchrony Financial and $10 billion acquisition of Alstom)
	○	Record $33 billion returned to shareowners
●	Notwithstanding this performance, the company’s overall bonus pool was funded at only 103% of target, evidencing the challenging nature of our incentive compensation performance targets

5.	More detail on incentive compensation plan operation & alignment with our investor frameworks – see “Aligning Pay With Performance” (p. 6) & “2016-2018 LTPAs” (p. 38)
●

Explains how our new more formulaic bonus program as well as our long-term performance award (LTPA) and performance share unit (PSU) programs operated/paid out & how the performance goals aligned with our investor frameworks

●	Adds voluntary, forward-looking disclosure of our new LTPA program for 2016-2018, including the performance goals and threshold/maximum performance levels

6.	Adjustments to bonus & LTPA to keep performance targets relevant amidst strategic shifts – see “How the Compensation Committee Adjusted Performance Metrics” (pp. 30 and 33)
●

In light of the significant shift in strategy this past year, it was important for the Management Development & Compensation Committee to adjust our incentive compensation programs so that they continued to provide active incentives; for a discussion of the adjustments, see pages 30 and 33

●	Our Lead Director explains why it was important for the Board to adjust performance goals in “Q&A With Our Lead Director” (p. 1)

7.	Eliminated director charitable award program – see “Changes to Director Compensation” (p. 50)
●	Our legacy program allowed directors to designate charities that would receive a $1 million contribution from GE upon the director’s retirement
●	We closed the program to directors who join the Board after 2015

Audit

8.	New disclosure on the selection of KPMG’s lead engagement partner – see “Rotation of Key Audit Partners and Audit Firms” (p. 54)
●	Explains the Audit Committee’s role in overseeing the process
●	Complements our existing significant voluntary disclosure on the KPMG engagement process

Other Disclosure Enhancements

9.	First-ever integrated summary report: boils 350+ pages of reporting down to 65 pages –www.ge.com/ar2015/integrated-report
●	Combines in one concise document the most important information from our proxy statement, annual report & sustainability website
●	The full documents, which contain additional detail, are still available online

10.	New online proxy – www.ge.com/proxy
●	Interactive & mobile-friendly
●	Features 5 videos with our Lead Director on critical board oversight topics: capital allocation, proxy access, succession planning, term limits & compensation plan changes